UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 4, 2007

Darwin Professional Underwriters, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32883	03-0510450
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9 Farm Springs Road, Farmington, Connecticut		06032
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	860-284-1300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) APPROVAL OF COMPENSATORY PLANS BY STOCKHOLDERS

(1) 2006 STOCK INCENTIVE PLAN: At the Company's first annual meeting, which was held on Friday, May 4, 2007, holders of a majority of shares of the common stock approved the Company's 2006 Stock Incentive Plan, a copy of which is attached as Exhibit 99.1 to this Current Report. The Board of Directors had adopted the Company’s 2006 Plan in May 2006 and had made awards thereunder in May 2006 and February 2007, all subject to approval of the stockholders. The 2006 Plan provides for the award to Company officers and key employees of restricted shares, stock options, stock appreciation rights, performance shares, and other stock-based awards and cash payments. A total of 850,000 Common Shares were reserved for issuance under the 2006 Plan. The 2006 Plan will expire on May 19, 2016.

With the stockholders' approval of the 2006 Stock Incentive Plan, awards previously made under the Plan to officers named in the Company's Proxy Statement dated March 30, 2007 (the "Named Executive Officers") became valid and effective. Information concerning the amount and terms of awards to the Named Executive Officers is contained in Exhibit 99.2. Stock option awards under the 2006 Plan were made pursuant to stock option agreements, each of which was in the form of Exhibit 99.3 hereto. Restricted stock awards under the 2006 Stock Incentive Plan were made pursuant to restricted stock agreements in the form of Exhibit 99.4 hereto.

(2) STOCK AND UNIT PLAN FOR NON-EMPLOYEE DIRECTORS: At the 2007 annual meeting on May 4, 2007 a majority of the Company's stockholders also approved the Stock and Unit Plan for Non-employee Directors (the "Directors Plan"), incorporated as Exhibit 99.5 hereto. The Directors Plan applies only to non-employee directors (defined as a director who is not either a Darwin employee nor an employee of any affiliate, including Alleghany). Pursuant to the Directors Plan, 50% of all fees (including retainer fees and committee fees) earned by a non-employee director are automatically converted into that number of share units equal to the number of shares of Darwin Common Stock that could have been purchased with such fees. For the first grant of share units under the Directors Plan in May 2006, the number of shares subject to the share units was based upon the initial public offering price ($16.00 per share), divided into the portion (either 50% of 100%, see below) of annual director’s fees to be earned during the 2006 – 2007 year. From and after the 2007 Annual Meeting, each grant of share units will be based upon the median of the high and the low price of shares of Company Common Stock on the first trading day after the applicable annual meeting of stockholders. In addition to the 50% mandatory conversion, each non-employee director may elect to have up to a total of 100% of his fees converted into share units, provided the election is made before the December 31 prior to the year for which the fees are scheduled to be paid. In the case of a new director, such election must be made on the date of his or her election to our Board of Directors.

The terms of the Directors Plan also provided for a one-time grant of restricted shares of Common Stock to each non-employee director. Each grant represented a fair market value of $40,000 (or 2,500 restricted shares, based upon the $16.00 per share initial public offering price) for each non-employee director at the date of the offering. The Directors Plan expires on May 19, 2016.

With the stockholders' approval of the Directors Plan, awards previously made under the Plan to non-employee directors became valid and effective. Information concerning such awards is provided in Exhibit 99.6 hereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Darwin Professional Underwriters, Inc.

May 9, 2007	By:	Timothy J. Curry

Name: Timothy J. Curry
Title: VP & Asst. General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Darwin Professional Underwriters, Inc. 2006 Stock Incentive Plan
99.2	Benefits to Non-employee Directors under Darwin Professional Underwriters Inc. Stock and Unit Plan for Non-employee Directors
99.3	Form of Stock Option Agreement under 2006 Restricted Stock Plan
99.4	Form of Restricted Share Agreement under 2006 Stock Incentive Plan
99.5	Darwin Professional Underwriters, Inc. Stock and Unit Plan for Non-employee Directors, as amended
99.6	Benefits to Non-employee Directors under Darwin Professional Underwriters Inc. Stock and Unit Plan for Non-employee Directors